UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2011

AFH Acquisition III, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53071	41-2254388
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

9595 Wilshire Boulevard, Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 492-9898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

             On January 19, 2011 the Company completed the private placement of 900,000 shares of its common stock at a price of $1.00 per share resulting in total proceeds of $900,000. There were no commissions paid in connection with the offering. In connection with this offering, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated under the Securities Act. All investors were "accredited investors," as such term is defined in Rule 501 of Regulation D, and all investors completed a subscription agreement and an accredited investor questionnaire.
SIGNATURES

             Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFH ACQUISITION III, INC. (Registrant)

Date: January 21, 2011	By: /s/ Amir F. Heshmatpour
Amir F. Heshmatpour, President